UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
May 28, 2015

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California     90401
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on May 28, 2015, which were described in detail in our proxy statement filed with the Securities and Exchange Commission on April 15, 2015, are as follows:

Proposal 1. Election of directors to serve until the 2016 Annual Meeting of Stockholders:

	For	Withheld

Dan A. Emmett	127,996,845	4,199,880
Jordan L. Kaplan	131,932,541	264,184
Kenneth M. Panzer	128,243,434	3,953,291
Christopher H. Anderson	131,780,234	416,491
Leslie E. Bider	131,349,841	846,884
Dr. David T. Feinberg	131,278,057	918,668
Thomas E. O'Hern	131,391,238	805,487
William E. Simon, Jr.	131,347,079	849,646
Virginia McFerran	131,712,140	484,585

Proposal 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015:

For	Against	Abstained

136,222,057	1,172,943	107,329

Proposal 3. Non-binding advisory vote approving 2014 executive compensation:

For	Against	Abstained

117,426,648	14,689,503	80,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.
Dated:	May 28, 2015	By:	/s/ THEODORE E. GUTH
Theodore E. Guth
Chief Financial Officer